U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2020 (May 13, 2020)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐    Emerging growth company

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	IBIO	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2020, iBio, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to Lincoln Park Capital Fund, LLC (“Lincoln Park”), and Lincoln Park agreed to purchase 1,000,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a price of $1.09 per share for an aggregate purchase price of $1,090,000, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-236735), filed with the Securities and Exchange Commission (the “SEC”) in accordance with the provisions of the Securities Act of 1933, as amended, and declared effective on March 19, 2020, and the prospectus supplement thereto dated May 14, 2020.

The Company is filing the opinion of its counsel, Andrew Abramowitz, PLLC, relating to the legality of the shares of Common Stock to be offered and sold pursuant to the Purchase Agreement, as Exhibit 5.1 hereto. The foregoing description of the Purchase Agreement is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit10.1 and incorporated herein by reference.

Item 9.01	Exhibits

5.1	Opinion of Andrew Abramowitz, PLLC

10.1	Purchase Agreement, dated as of May 13, 2020, between iBio, Inc. and Lincoln Park Capital Fund, LLC.

23.1	Consent of Andrew Abramowitz, PLLC (contained in Exhibit 5.1)

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: May 14, 2020	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer and Executive Co-Chairman